    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1999
                                                 REGISTRATION STATEMENT NO. 333-
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                 STAFFMARK, INC.
             (Exact name of registrant as specified in its charter)

                ARKANSAS                                      71-0788538
     (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                      Identification No.)

                              234 EAST MILLSAP ROAD
                          FAYETTEVILLE, ARKANSAS 72703
                    (Address of Principal Executive Offices)

                                 STAFFMARK, INC.
                            1999 U.K. SHARESAVE PLAN
                              (Full Title of Plan)

                             GORDON Y. ALLISON, ESQ.
                   EXECUTIVE VICE PRESIDENT -- GENERAL COUNSEL
                                STAFFMARK, INC.
                              234 EAST MILLSAP ROAD
                          FAYETTEVILLE, ARKANSAS 72703
                     (Name and address of agent for service)

                                 (501) 973-6000
          (Telephone number, including area code, of agent for service)
                             ----------------------

                         Copy of all communications to:
                           FRED M. PERKINS III, ESQ.
                         WRIGHT, LINDSEY & JENNINGS LLP
                       200 WEST CAPITOL AVENUE, SUITE 2200
                           LITTLE ROCK, ARKANSAS 72201
                                 (501) 371-0808

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
  TITLE OF SECURITIES         AMOUNT TO BE          PROPOSED MAXIMUM            PROPOSED               AMOUNT OF
    TO BE REGISTERED           REGISTERED          OFFERING PRICE PER       MAXIMUM AGGREGATE      REGISTRATION FEE
                                                         SHARE               OFFERING PRICE
--------------------------------------------------------------------------------------------------------------------
 Common Stock,               300,000 Shares            7.31(1)                 $2,193,000(2)         $578.95(3)
 $.01 par value
--------------------------------------------------------------------------------------------------------------------

(1) Each share being registered may be issued at not less than 85% of the fair market value of a share of Common Stock at the time a sharesave contract is entered into under the Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) and based on the average of the high and low prices of a share of Common Stock as reported on the Nasdaq National Market on December 17, 1999.

(3) This Registration Statement also covers any additional shares of common stock which became issuable by reason of any stock dividend, stock split, recapitalization or similar transaction.

===================================================================================================================


          PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information required to be included in
Part I of this Registration Statement will be given or sent to all persons who participate in the StaffMark, Inc. 1999 U.K. Sharesave Plan as specified by Rule 428 under the Securities Act of 1933, as amended.

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, filed by StaffMark, Inc. (the "Company"), with the Securities & Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

         (c) The description of the Company's common stock, $.01 par value, contained in the Company's Form 8-A dated September 17, 1996, including any amendment or report filed for the purpose of updating such description.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part hereof.

         All reports and other documents filed by the Company subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article IV of the Company's Bylaws provides that, under specified circumstances, the Company shall indemnify its directors, officers, employees, or agents against expenses (including attorney's fees), judgments, fines, and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit, or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees, or agents if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Article Eight of the Company's Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which directors derive improper personal benefit.

         In accordance with Delaware law, the Company has entered into indemnification agreements with its directors pursuant to which it has agreed to pay certain expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement incurred by such directors in connection with certain actions, suits, or proceedings. These agreements require directors to repay the amount of any expenses advanced if it shall be determined that they are not entitled to indemnification.

         The Company's directors and officers are also covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed as part of this Registration
Statement:

Exhibit No.                 Exhibit

4.1          Certificate of Incorporation of StaffMark, Inc.(1)
4.2          Certificate of Amendment of Certificate of Incorporation of
             StaffMark, Inc.(1)
4.3          Certificate of Amendment of Certificate of Incorporation.(2)
4.4          Amended and Restated Bylaws of the Company (3)
4.5 Form of certificate evidencing ownership of Common Stock of the Company(1)
4.6          StaffMark, Inc. 1999 U.K. Sharesave Plan
5.1          Opinion of Gordon Y. Allison, Esq.

----------------
(1) Incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 333-7513).
(2) Incorporated by reference from Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.
(3) Incorporated by reference from Exhibit 3.5 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1999.

23.1         Consent of Arthur Andersen LLP
23.2         Consent of Gordon Y. Allison, Esq. (included as part of Exhibit 5)
24.1         Powers of Attorney (included as part of signature page)


ITEM 9.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section13 or section15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fayetteville, State of Arkansas, on December 20, 1999.


                                              STAFFMARK, INC.


                                              By:  /s/ CLETE T. BREWER
                                                  ------------------------------
                                                   Clete T. Brewer
                                                   Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Clete T. Brewer, Terry C. Bellora, and Gordon Y. Allison, and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by or on behalf the following persons in the capacities and on the date indicated.

December 20, 1999                       By:  /s/ CLETE T. BREWER
                                             -----------------------------------
                                             Clete T. Brewer, Chairman, Chief
                                             Executive Officer and Director

December 20, 1999                       By:  /s/ W. DAVID BARTHOLOMEW
                                             -----------------------------------
                                             W. David Bartholomew, President
                                             - Commercial
                                             Staffing Division and Director

December 20, 1999                       By:  /s/ STEVEN E. SCHULTE
                                             -----------------------------------
                                             Steven E. Schulte, Executive Vice
                                             President - Administration and
                                             Director

December 20, 1999                       By:  /s/ JANICE BLETHEN
                                             -----------------------------------
                                             Janice Blethen, President -
                                             Clinical Trials Support Services
                                             and Director

December 20, 1999                       By:  /s/ STEPHEN R. BOVA
                                             -----------------------------------
                                             Stephen R. Bova, President, Chief
                                             Operating Officer and Director

December 20, 1999                       By:  /s/ WILLIAM J. LYNCH
                                             -----------------------------------
                                             William J. Lynch, Director

December 20, 1999                       By:  /s/ R. CLAYTON MCWHORTER
                                             -----------------------------------
                                             R. Clayton McWhorter, Director

December 20, 1999                       By:  /s/ CHARLES A. SANDERS, M.D.
                                             -----------------------------------
                                             Charles A. Sanders, M.D., Director

December 20, 1999                       By:  /s/ BOB L. MARTIN
                                             -----------------------------------
                                             Bob L. Martin, Director

December 20, 1999                       By:  /s/ TERRY C. BELLORA
                                             -----------------------------------
                                             Terry C. Bellora, Chief Financial
                                             Officer (Principal Financial
                                             Officer)

                                INDEX TO EXHIBITS


Exhibit No.                  Exhibit
-----------                  -------
4.1            Certificate of Incorporation of StaffMark, Inc.(1)
4.2            Certificate of Amendment of Certificate of Incorporation of
               StaffMark, Inc.(1)
4.3            Certificate of Amendment of Certificate of Incorporation.(2)
4.4            Amended and Restated Bylaws of the Company (3)
4.5            Form of certificate evidencing ownership of Common Stock of the
               Company(1)
4.6            StaffMark, Inc. 1999 U.K. Sharesave Plan
5.1            Opinion of Gordon Y. Allison, Esq.
23.1           Consent of Arthur Andersen LLP
23.4           Consent of Gordon Y. Allison, Esq. (included as part of Exhibit 5)
24.1           Powers of Attorney (included as part of signature page)









----------------
(1) Incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 333-7513).
(2) Incorporated by reference from Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.
(3) Incorporated by reference from Exhibit 3.5 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1999.